Exhibit 5.2


             [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLC]


                                                              January 19, 2001

Iron Mountain Incorporated
745 Atlantic Avenue
Boston, Massachusetts  02111

Sullivan & Worcester LLP
One Post Office Square
Boston, Massachusetts  02109

         Re: Registration Statement on Form S-3, to be filed with Securities and Exchange Commission on January 19, 2001


Ladies and Gentlemen:

         We have acted as special Pennsylvania counsel, in a limited capacity, to Iron Mountain Incorporated, a Pennsylvania corporation (the "Company"), in connection with certain matters of Pennsylvania law arising out of the registration of up to $500,000,000 in aggregate amount of one or more series of the following securities (collectively, the "Securities"): (a) debt securities of the Company ("Debt Securities"), which may be guaranteed (the "Guarantees") by all of the present and future wholly owned domestic subsidiaries of the Company (the "Subsidiary Guarantors"), (b) shares of preferred stock, $.01 par value per share, of the Company ("Preferred Shares"), (c) depositary shares representing fractional interests in Preferred Shares ("Depositary Shares"), evidenced by depositary receipts therefor ("Depository Receipts"), (d) shares of common stock, $.01 par value per share, of the Company ("Common Shares") and (e) warrants to purchase Debt Securities, Preferred Shares, Depositary Shares or Common Shares ("Warrants"), as covered by the registration statement on Form S-3 (the "Registration Statement"), to be filed on or about the date hereof by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

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Iron Mountain Incorporated
Sullivan & Worcester LLP
January 19, 2001
Page 2


         1. The Registration Statement and the related form of prospectus included therein in the form to be transmitted to the Commission for filing under the 1933 Act on or about the date hereof;

         2. The Amended and Restated Articles of Incorporation, as amended, of the Company (the "Restated Articles"), certified as of a recent date by the Secretary of State of the Commonwealth of Pennsylvania;

         3. The Amended and Restated Bylaws of the Company, as amended, certified as of a recent date by the Secretary of the Company (the "Restated Bylaws");

         4. Resolutions adopted by the Board of Directors of the Company (the "Board") relating to the registration and offering of the Securities, certified as of a recent date by the Secretary of the Company (the "Resolutions");

         5. A certificate of the Secretary of State of the Commonwealth of Pennsylvania as to the subsistence of the Company, dated as of a recent date; and

         6. A certificate of the Secretary of the Company relating to the Restated Articles, the Restated Bylaws and the Resolutions, dated as of a recent date.

         In addition, we have made such examinations of law as we have deemed necessary in connection with the opinions set forth below.

         In all cases, we have assumed the legal capacity and competence of each natural person signing each of the Documents and all other instruments presented to us, the genuineness of all signatures, the authenticity of documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed, photostatic or facsimile copies, the authenticity of the originals of such documents and the accuracy and completeness of all corporate records and other information made available to us by the Company.

         We have also assumed, without verification, (i) that prior to issuing the Securities the Registration Statement and final prospectus that forms a part of the Registration Statement shall have been declared effective by the Commission and that any necessary prospectus supplement shall have properly been filed with the Commission, (ii) that the Securities will not be issued or transferred in violation of any restriction or limitation contained in the Restated Articles and Restated Bylaws; (iii) all Preferred Shares and Common Shares when issued will be evidenced by duly executed and countersigned certificates meeting the requirements of the Pennsylvania Business Corporation Law of 1988, as amended (the "PaBCL") and the Restated Bylaws; and (iv) that in accordance with the Resolutions, the issuance and terms of the Securities to be issued by the Company from time to time, including any indenture and supplemental indentures pursuant to which any Debt Securities may be issued by the Company (the "Indenture"), will be in compliance with, and approved by the Board or a duly authorized committee thereof in
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Iron Mountain Incorporated
Sullivan & Worcester LLP
January 19, 2001
Page 3


accordance with, the PaBCL, the Restated Bylaws and the Restated Articles (with such approval referred to herein as the "Board Approval").

         Based upon the foregoing, and subject to the assumptions, exceptions, limitations and qualifications stated herein, we are of the opinion that:

         1.  The  Company  is  a  corporation  duly   incorporated  and  validly
subsisting under the laws of the Commonwealth of Pennsylvania.

         2. Upon the completion of all Board Approvals relating to the Securities that are Debt Securities and the applicable Indenture and upon approval by the Subsidiary Guarantors' Boards of Directors of the Guarantees, if any, the issuance of the Debt Securities and the execution by the Company of the applicable Indenture will be duly authorized by all necessary Board action.

         3. Upon the completion of all Board Approvals relating to the Securities that are Preferred Shares (the "Preferred Securities"), and the due execution and filing with the Department of State of the Commonwealth of Pennsylvania of a Statement with Respect to Shares relating to the Preferred Securities and assuming that the sum of (a) all Preferred Shares issued and reserved for issuance as of the date hereof, (b) any Preferred Shares issued and reserved for issuance between the date hereof and the date on which any of the Preferred Securities are actually issued (not including any of the Preferred Securities) and (c) the Preferred Securities will not exceed the total number of Preferred Shares that the Company is then authorized to issue, the Preferred Securities will be duly authorized and, when delivered against payment therefor in accordance with the Resolutions and the Board Approvals, will be validly issued, fully paid and nonassessable.

         4. Upon the completion of all Board Approvals relating to the Securities that are Common Shares (the "Common Securities"), and assuming that the sum of (a) all Common Shares issued and reserved for issuance as of the date hereof, (b) any Common Shares issued and reserved for issuance between the date hereof and the date on which any of the Common Securities are actually issued (not including any of the Common Securities) and (c) the Common Securities will not exceed the total number of Common Shares that the Company is then authorized to issue, the Common Securities will be duly authorized and, when delivered against payment therefor in accordance with the Resolutions and the Board Approvals, will be validly issued, fully paid and nonassessable.

         5. Upon the completion of all Board Approvals relating to the Securities that are Warrants, the issuance of the Warrants will be duly authorized by all necessary Board action.

         We express no opinion as to the law of any jurisdiction other than the law of the Commonwealth of Pennsylvania and we further express no opinion as to the application or requirements of the Pennsylvania Securities Act.
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Iron Mountain Incorporated
Sullivan & Worcester LLP
January 19, 2001
Page 4


         This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention.

         This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.



                                 Very truly yours,

                                 /s/ Ballard Spahr Andrews & Ingersoll, LLP